Exhibit 10.364

FOURTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

[1309 and 1331 West Morehead Street and

811 and 829 South Summit Avenue, Charlotte, NC]

This FOURTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is made and entered into as of November 24, 2015 (the “Effective Date”), by and between Southern Apartment Group-49, LLC, a North Carolina limited liability company (“Seller”), and ArchCo Residential LLC, a Delaware limited liability company (“ArchCo”).

Recitals

This Amendment is made with respect to the following facts:

A.           Seller and ArchCo, as purchaser, entered into that certain Agreement of Purchase and Sale dated as of April 14, 2015 (the “Original Agreement”), with respect to the real property located in 1309 and 1331 West Morehead Street and 811 and 829 South Summit Avenue, Charlotte, North Carolina (the “Property”), as more particularly described in the Original Agreement.

B.           Seller and ArchCo entered into the Amendment to Agreement of Purchase and Sale dated as of June 8, 2015 (the “First Amendment”), the Second Amendment to Agreement of Purchase and Sale dated as of June 26, 2015 (the “Second Amendment”), and the Third Amendment to Agreement of Purchase and Sale dated as of June 30, 2015 (the “Third Amendment”). The Original Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, is referred to as the “Purchase Agreement”. The Purchase Agreement, as amended by this Amendment, is referred to as the “Agreement”.

C.           Seller and ArchCo have agreed that Purchaser will defer payment of a portion of the Purchase Price in accordance with the terms and conditions of this Amendment.

D.           BR ArchCo Morehead, LLC is the “Project Owner,” as defined in the Third Amendment. In accordance with Section 2.3 of the Original Agreement and the Third Amendment, ArchCo and Project Owner executed an Assignment and Assumption of Purchase and Sale Agreement by which ArchCo assigned to Project Owner, and Project Owner assumed, ArchCo’s rights and obligations under the Purchase Agreement (the “Old Assignment”). By its terms, the Old Assignment does not become effective until the Closing Date under the Purchase Agreement.

E.           In accordance with Section 2.3 of the Original Agreement and the Third Amendment, ArchCo, Seller, Project Owner, ArchCo WMH Member LLC (“ArchCo Member”), Southern Apartment Group-WMH, LLC (“SAG Member”), and Escrow Agent entered into an Escrow Agreement for Joint Venture Documents dated as of July 27, 2015 (the “Escrow Agreement”). In accordance with the Escrow Agreement, the Old Assignment is deemed not to have been delivered or accepted until the Escrow Release Conditions (defined in the Escrow Agreement) have been satisfied.

F.           ArchCo and Project Owner desire to enter into an Assignment and Assumption of Purchase and Sale Agreement, in the form attached as Exhibit B to this Agreement, by which ArchCo assigns to Project Owner, and Project Owner assumes, ArchCo’s rights and obligations under the Purchase Agreement (the “New Assignment”), effective as of the Effective Date of this Amendment.

G.           Seller and ArchCo desire to amend the Purchase Agreement as set forth in this Amendment.

Agreement

In consideration of the foregoing Recitals, the conditions, terms, covenants and agreements set forth in this Amendment, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and ArchCo agree that the Purchase Agreement is amended as set forth in this Amendment:

1.          Defined Terms.   Each initially capitalized term used in this Amendment has the meaning set forth for that term in the Purchase Agreement, unless it is otherwise defined in this Amendment.

2.          Closing Date.   Section 1.1(j) of the Purchase Agreement, as amended by the Third Amendment, is hereby amended to read as follows:

“(j)          Closing Date:                    January 6, 2016. Purchaser shall have no further right to extend the Closing Date under Section 2.4(c).”

3.          Extension Deposit.  On November 20, 2015, ArchCo gave an Outside Closing Date Extension Notice to Seller in accordance with Section 2.4(c) of the Purchase Agreement. The date by which Purchaser must deposit the Extension Deposit relating to the Outside Closing Date Extension Notice is extended until November 30, 2015. The Outside Closing Date Extension Notice given by ArchCo shall be deemed to extend the Closing Date until not later than January 6, 2016, as provided in Section 2 of this Amendment.

4.          Partial Deferral of Purchase Price.

4.1           Defined Terms.

(a)          “Club Property” means real property having an address of 935 S. Summit Avenue, Charlotte, NC 28208 and a tax parcel identification number of 07325301.

(b)          “Deferred Amount” means $375,000.00.

(c)          “Deferred Amount Note” means a promissory note in the amount of the Deferred Amount made by Purchaser and delivered to Seller at the Closing. The maturity date under the Deferred Amount Note shall be May 1, 2017, subject to the Trigger Events. No interest shall accrue on the Deferred Amount under the Deferred Amount Note. The Deferred Amount Note shall provide that if the Trigger Events occur within the Trigger Period, the Deferred Amount Note and the indebtedness evidenced by the Deferred Amount Note shall be deemed cancelled and Purchaser shall have no further obligations under the Deferred Amount Note. Seller and Purchaser shall agree upon the form of the Deferred Amount Note, which shall be reasonably acceptable to Seller and Purchaser, by December 15, 2015.

(d)          “Deferred Amount Lien” means a document in recordable form that, upon recording, creates a security interest in the Property for the benefit of Seller and secures Purchaser’s obligations under the Deferred Amount Note. The Deferred Amount Lien shall provide that Seller shall promptly cause the Deferred Amount Lien to be released upon the earlier to occur of the cancellation of the Deferred Amount Note or the payment of the Deferred Amount to Seller. Seller and Purchaser shall agree upon the form of the Deferred Amount Lien, which shall reasonably acceptable to Seller and Purchaser, by December 15, 2015.

(e)          “Neighborhood Area” means the area bounded by the South curb line of West Morehead Street, the West right-of-way line of I-77, the north curb line of Wilkinson Boulevard and the East curb line of Freedom Drive in Charlotte, North Carolina.

(f)          “Trigger Period” means the period beginning on the Closing Date and ending on April 30, 2017.

(g)          “Violent Felonies” means events or allegations, as described in a police report, that could reasonably be expected to result in charges brought with respect to any of the following Class A, Class B, or Class C felonies under the laws of the State of North Carolina:  (i) murder in the 1st degree or 2nd degree; (ii) assault with deadly weapon with intent to kill inflicting serious injury; (iii) 1st degree or 2nd degree rape; or (iv) 1st degree or 2nd degree sexual offense.

2

(h)          “Trigger Events” means, during any period within the Trigger Period that a nightclub operates on the Club Property, two or more Violent Felonies occur either (i) on the Club Property, or (ii) within the Neighborhood Area and are reported by the police department of the City of Charlotte, North Carolina as being related to nightclub activities on the Club Property.

4.2           Payment of Purchase Price.   Section 5.4(c) of the Purchase Agreement is hereby amended to read as follows:

“(c)          Purchase Price. (i) The Purchase Price, less the sum of the Earnest Money and the Deferred Amount, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same day federal funds wired for credit into the Escrow Agent's escrow account; and (ii) the Deferred Amount Note.

4.3           Deferred Amount Lien.    At the Closing, Purchaser shall deliver to Seller the Deferred Amount Lien, execute and acknowledged by Purchaser. Purchaser shall pay the cost of recording the Deferred Amount Lien. Seller agrees to subordinate the Deferred Amount Lien to the lien of the construction loan for the Proposed Project upon such terms as the construction lender may reasonably request.

5.          Old Assignment and New Assignment.    Notwithstanding the provisions of Section 2.3 of the Purchase Agreement, the Third Amendment and the Escrow Agreement to the contrary, Seller and ArchCo agree that:

5.1           Seller consents to ArchCo’s assignment to Project Owner of ArchCo’s rights and obligations under the Purchase Agreement pursuant to the New Assignment.

5.2           Seller and ArchCo agree that the New Assignment shall be effective as of the Effective Date of this Amendment.

5.3           Seller and ArchCo agree that, upon the execution of the New Assignment by ArchCo and Project Owner, the Old Assignment shall be void and of no force or effect.

6.          Counterparts.    This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same Amendment when each party has signed one of the counterparts. This Amendment may be delivered to the Escrow Agent and the other party by facsimile or in pdf format by email transmission.

7.          Entire Agreement.    The Purchase Agreement, as amended by this Amendment, constitutes the full and complete agreement and understanding between Seller and ArchCo and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Purchase Agreement, as so amended, and no provision of the Purchase Agreement, as so amended, may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by Seller and ArchCo.

8.          Full Force and Effect; Incorporation.    Except as modified by this Amendment, the terms and provisions of the Purchase Agreement are hereby ratified and confirmed and are and shall remain in full force and effect. If any inconsistency arises between this Amendment and the Purchase Agreement as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be a part of the Purchase Agreement and shall be deemed incorporated in the Purchase Agreement by this reference.

3

Seller and ArchCo have executed this Amendment as of the date first written above.

Seller:

SOUTHERN APARTMENT GROUP-49, LLC,
a North Carolina limited liability company

By:	/s/ Shane Seagle
Name:	Shane Seagle
Title:	Manager

4

ArchCo:

ArchCo Residential LLC,
a Delaware limited liability company

By:	/s/ Neil T. Brown
Name:	Neil T. Brown
Title:	Authorized Signatory

5

As a party to the Escrow Agreement, SAG Member consents to the provisions of Section 5 of this Amendment with respect to the Old Assignment and the New Assignment:

SAG Member:

SOUTHERN APARTMENT GROUP-WMH, LLC
a North Carolina limited liability company

By:	/s/ Shane Seagle
Name:	Shane Seagle
Title:	Member

6

As a party to the Escrow Agreement, ArchCo Member consents to the provisions of Section 5 of this Amendment with respect to the Old Assignment and the New Assignment:

ArchCo Member:

ArchCo WMH Member LLC,
a Delaware limited liability company

By:	/s/ Neil T. Brown
Name:	Neil T. Brown
Title:	Authorized Signatory

7

As a party to the Escrow Agreement, the Old Assignment and the New Assignment, Project Owner consents to the provisions of Section 5 of this Amendment with respect to the Old Assignment and the New Assignment:

Project Owner:

BR ArchCo Morehead, LLC,
a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

8

Exhibit A

Form of New Assignment

[Filed Separately]